                                                               Exhibit 3(i)
                                                                     Page 1
                                State of Delaware

                        Office of the Secretary of State
                        ---------------------------------


                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "US FACILITIES CORPORATION", CHANGING ITS NAME FROM "US FACILITIES CORPORATION" TO "THE CENTRIS GROUP, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 1997, AT 12:45 O'CLOCK P.M.

                  A CERTIFIED OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.







         [GREAT SEAL  OF THE STATE OF DELAWARE]







         [Seal of the Secretary's Office]    /s/ Edward J. Freel
                                             -------------------
                                             Edward J. Freel, Secretary of State

         0939578   8100                      AUTHENTICATION:   8465216
         971157441                                     DATE:   05-14-97

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 12:45 PM 05/14/1997
                                                            971157441 - 0939578

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            US FACILITIES CORPORATION


         US FACILITIES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         The amendment set forth below to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

         Article FIRST is amended to read in full as follows:

         FIRST: The name of the Corporation is The Centris Group, Inc.
         -----
(hereinafter sometimes referred to as the "Corporation").

         Article FOURTH, Section A, is amended to read in full as follows:

         FOURTH:
         ------

               A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-five million (45,000,000), consisting of:

                    (1) five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                    (2) forty million (40,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

         IN WITNESS WHEREOF, US FACILITIES CORPORATION has caused this Certificate to be signed and attested by its duly authorized officers this 14th
                                                                            ----
day of May, 1997.

                                      US FACILITIES CORPORATION


                                      By /s/ DAVID L. CARGILE
                                         --------------------
                                         DAVID L. CARGILE, President


ATTEST:


By /s/ JOSE A. VELASCO
   -------------------
   JOSE A. VELASCO, Secretary





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